Independent Auditors' Consent



To the Shareholders and Board of Trustees of Smith Barney Massachusetts Municipals Fund:

We consent to the use of our report dated January 15, 1999, with respect to the Smith Barney Massachusetts Municipals Fund, incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Counsel and Auditors" in the Statement of Additional Information.



	KPMG LLP


New York, New York
March  25, 1999